EXHIBIT 32.1
In connection with the quarterly report on Form 10-Q of Royal Gold, Inc. (the “Company”) for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley Dempsey, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 8, 2006

/s/ Stanley Dempsey
Stanley Dempsey
Chairman and Chief Executive Officer